Exhibit 99.1

Domo to Explore Strategic Alternatives and Reaffirms Certain FY2026 Guidance
Domo is proactively evaluating potential strategic alternatives to unlock shareholder value
SILICON SLOPES, Utah – February 19, 2026 – Domo, Inc. (Nasdaq: DOMO), the AI and Data Products Platform provider, today announced that its Board of Directors has initiated a formal process to explore strategic alternatives to maximize shareholder value.
As part of the evaluation process, the Board will explore potential strategic alternatives that may include, but are not limited to, a strategic investment, sale, strategic business combination or other transaction. There can be no assurance that this process will result in any specific outcome or transaction, or that any transaction, if pursued, will be completed on terms favorable to the Company, if at all. The Board has not set a timetable for completion of this evaluation process and does not intend to disclose or comment on developments related to the process unless and until it determines that further disclosure is appropriate or required.
“Domo has made significant progress in strengthening our product platform and expanding our AI capabilities, and we believe this is an appropriate time to evaluate opportunities that may further drive our growth strategy and maximize shareholder value,” said Josh James, Founder & CEO at Domo. “As we undertake this process, we remain focused on serving our customers who rely on Domo every day, supporting our employees, and growing our business.”
In connection with this announcement, the Company is reaffirming the following Fiscal 2026 guidance previously provided on December 4, 2025:
•Revenue is expected between $317.5 million and $318.5 million
•Non-GAAP net loss per share, basic and diluted, is expected to be between $0.07 and $0.11 based on 41.0 million weighted-average shares outstanding, basic and diluted

The Board has engaged Jefferies LLC as its financial advisor and Goodwin Procter LLP as its legal advisor.

About Domo
Domo is an AI and Data Products platform that helps companies of all sizes leverage data and AI to drive value in today’s data-driven world. Built around our customers’ preferred data foundation, powered by our award-winning Domo.AI solution, and enriched with our partner ecosystem, the Domo platform enables users to prepare, visualize, automate, distribute, and build end-to-end data products that provide solutions across the entire data journey. From hydrating your data foundation, to building fully embedded applications that can be shared with your employees and customers, to deploying AI models across a variety of providers, Domo gives users the ability to build data products that generate measurable value for the business.
For more information, visit www.domo.com. You can also follow Domo on LinkedIn, X, and Facebook.

Exhibit 99.1

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements of our Chief Executive Officer, and statements regarding our performance and outlook, including guidance for our recently completed fiscal year. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the SEC, including, without limitation, the Annual Report on Form 10-K filed with the SEC on April 4, 2025 or subsequent filings with the SEC. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.
Domo is a registered trademark of Domo, Inc.

Use of Non-GAAP Financial Measures

In this press release we reference non-GAAP net income (loss) per share (basic and diluted). In computing this non-GAAP financial measure, we exclude the effects of one or more of the following: stock-based compensation expense, amortization of certain intangible assets, executive officer severance, and remeasurement of warrant liability. We use this non-GAAP financial measure for financial and operational decision-making and to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our ongoing core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when analyzing historical performance and planning, forecasting, and analyzing future periods. With respect to this guidance, please note that the Company is not providing a quantitative reconciliation because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation and therefore the reconciliation has been omitted.

Media Contact:
Cory Edwards
VP Corporate Communications Domo
PR@domo.com

Investor Contact: Cameron Janke VP Finance
Domo IR@domo.com